UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 9, 2021

MERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-23460	04-3683628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Easter Ave. Suite 200, Las Vegas, NV 89123

(Address of principal executive offices) (Zip Code)

604-500-4157

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2021, the Company entered into Service agreement under which the Company has agreed to contract Three Tomatoes Catering of Denver to produce meals (services) for the Company exclusively in the State of Colorado.

The Company has also offered Three Tomatoes Catering exclusivity to provide services in the states of Utah, Phoenix and New Mexico, and the Contractor shall provide acceptance of said services within 15 days of being offered.

The Company’s expertise is in the production and management the logistics of its business and the Company has signed this Agreement in anticipation of exponential growth. This will ensure on-the-fly scalability as needed.

Item 1.02

Exhibit – contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mera Pharmaceuticals, Inc.

Dated: October 14, 2021	By:	/s/ Benny Doro
	Name:	Benny Doro
	Title:	Chief Executive Officer and President